Exhibit 99.1

CONTACT:

Paul Carousso, Vice President, Finance of Visant Corporation, 914-595-8218, paul.carousso@visant.net

Edward Lieberman, Executive Vice President, Chief Financial Officer of Phoenix Color Corp. 240-527-2239

Visant Corporation and Phoenix Color Corp. Announce That

Acquisition of Phoenix Color by Visant Is Expected to Close by

Month End

ARMONK, New York and HAGERSTOWN, Maryland, March 18, 2008 — Visant Corporation and Phoenix Color Corp. jointly announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the previously announced merger of Phoenix Color with a subsidiary of Visant, has expired. The merger is expected to close by the end of March 2008. Following the merger, Phoenix Color will operate as a wholly owned subsidiary of Visant.

About Phoenix Color:

Phoenix Color Corp. is a leading book component manufacturer in North America for the trade, professional reference and higher education segments. For more information, please visit the company’s web site at http://www.phoenixcolor.com.

About Visant:

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and educational publishing segments. For more information on Visant, please visit the company’s web site at http://www.visant.net.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in Visant’s filings with the SEC. Each of Phoenix Color and Visant disclaims any obligation to update or revise any forward-looking statements.